                                                                  EXHIBIT 10(i)

                AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT
                ----------------------------------------------

                                                April 25, 1997


The Bibb Company
237 Coliseum Avenue
Macon, Georgia  31201

Gentlemen:

         Reference is made to the Loan and Security Agreement (as heretofore amended, the "Loan Agreement"), dated as of September 12, 1996, by and among Congress Financial Corporation (Southern), as agent (the "Agent"), the Lenders parties thereto and The Bibb Company ("Borrower"), together with all other agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (as the same now exist, are being amended hereby and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not herein defined shall have the meanings given to them in the Loan Agreement.

         Borrower has requested that Agent and Lenders agree to amend certain provisions of the Loan Agreement, including, among other things, provisions with respect to certain Availability Reserves, financial covenants and the Interest Rate, and Agent and the Lenders or Required Lenders, as applicable, are willing to agree to such amendments, subject to the terms and conditions set forth herein.

         In consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

         1.   Supplemental Capital Expenditures. Effective as of December 31,
              ---------------------------------
1996, the definitions of "Supplemental Capital Expenditures Allowance" and "Supplemental Capital Expenditures Reserve" contained in Sections 1.93 and 1.94 of the Loan Agreement, respectively, shall each be deemed amended by deleting the references therein to "$6,000,000" and replacing such references in each instance with the following: "$16,000,000."

         2.   Term Loan Reserve. Notwithstanding any contrary terms or
              -----------------
unfulfilled conditions for the release of the Term Loan Reserve set forth in the Loan Agreement, the Term Loan Reserve shall be released by Agent as of the date hereof.

         3.   Interest Rate. Section 3.1(f) of the Loan Agreement is hereby
              -------------
deleted in its entirety and replaced with the following:

              "(f) The Interest Rate with respect to Eurodollar Rate Loans is subject to adjustment as follows:

                   (i) if Borrower's Pre-Tax Profit is at least $2,275,000 for its fiscal year ending December 31, 1997, then the pre-default Interest Rate for Eurodollar Rate Loans will be reduced to three (3%) percent per annum above the Adjusted Eurodollar Rate.

                   (ii) The adjustment in the Interest Rate for Eurodollar Rate Loans shall be effective as to each Interest Period that commences on or after the tenth (10th) day after the delivery to Agent of audited financial statements of Borrower for the fiscal year ending December 31, 1997 showing that the required financial results were achieved and accompanied by the unqualified audit report and opinion thereon of independent certified public accountants acceptable to Agent.

                   (iii) No adjustment in the pre-default Interest Rate for Eurodollar Rate Loans as described in this Section 3.1(f) shall become effective if, at the time an adjustment would otherwise be made under this Section 3.1(f), a Default or Event of Default exists or has occurred and is continuing."

         4.   Strategic Plan. Effective December 31, 1996, Section 9.19(b) of
              --------------
the Loan Agreement is deemed amended in a manner such that on or before May 29, 1997, Borrower shall deliver, or cause to be delivered to, Agent and Lenders (i) a written final report from the Consultant setting forth the Consultant's advice and recommendations regarding the Strategic Plan, (ii) a copy of the Strategic Plan and (iii) evidence of the adoption of the Strategic Plan by the Board of Directors of Borrower.

         5.   Financial Covenants Schedule. Effective as of December 31, 1996,
              ----------------------------
the Financial Covenants Schedule to the Loan Agreement is hereby deleted and replaced with the Financial Covenants Schedule attached to this Amendment.

         6.   Working Capital Ratio. Effective as of December 31, 1996, Section
              ---------------------
9.13 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

              "9.13 Working Capital Ratio. Borrower shall, at all times, maintain a Working Capital Ratio of not less than 2.0 to 1.0."

         7.   Condition Precedent. The effectiveness of the amendments contained
              -------------------
herein shall be subject to the satisfaction of the following condition: the receipt by Agent of an original of this Amendment, duly authorized, executed and delivered by Borrower and each of the Lenders.

         8.   Effect of this Amendment.

              (a)  Entire Agreement; Ratification and Confirmation of the
                   ------------------------------------------------------
Financing Agreements. This Amendment contains the entire agreement of the
--------------------
parties with respect to the subject matter hereof and supersedes all prior or contemporaneous term sheets, proposals, discussions, negotiations, correspondence, commitments and communications between or among the parties concerning the subject matter hereof. This Amendment may not be modified or any provision waived, except in writing signed by the party against whom such modification or waiver is sought to be enforced. Except as specifically amended pursuant hereto, the Financing Agreements are hereby ratified, restated and confirmed by the parties hereto as of the effective date hereof. No Events of Default have been or are being waived hereby. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

              (b)  Governing Law. This Amendment and the rights and obligations
                   -------------
hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of Georgia.

              (c)  Binding Effect. This Amendment shall be binding upon and
                   --------------
inure to the benefit of each of the parties hereto and their respective successors and assigns.

              (d)  Counterparts. This Amendment may be executed in any number of
                   ------------
counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

         By the signatures hereto of their duly authorized officers, each of the parties hereto covenants and agrees as set forth herein.

                                       Very truly yours,

                                       CONGRESS FINANCIAL CORPORATION
                                       (SOUTHERN), as Agent and Lender

                                       By:  /s/ Morris P. Holloway

                                       Title:  First Vice President



                      [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                       TRANSAMERICA BUSINESS CREDIT
                                       CORPORATION, as Lender

                                       By:  /s/ Terrell W. Harris

                                       Title:  Vice President

AGREED AND ACCEPTED:

THE BIBB COMPANY

By:  /s/ A. William Ott

Title:  Vice President and Chief
          Financial Officer

                         FINANCIAL COVENANTS SCHEDULE
                         ----------------------------

                                           Minimum                    Minimum            Minimum                 Maximum
                                              FIFO                  After-Tax          Change in                    Base
                                             Basis               Fixed Charge           Tangible                 Capital
                                           EBITDA*           Coverage To 1.00         Net Worth*           Expenditures*
                                           -------           ----------------        -----------           -------------
1 month through January 1997                (1,000)                       N/A            (2,000)                     667
2 months through February 1997                   0                        N/A            (2,000)                   1,333
3 months through March 1997                      0                        N/A            (2,500)                   2,000
4 months through April 1997                  1,000                        N/A            (3,000)                   2,666
5 months through May 1997                    2,000                        N/A            (3,000)                   3,333
6 months through June 1997                   3,000                        N/A            (3,000)                   4,000
7 months through July 1997                   4,000                        N/A            (3,000)                   4,666
8 months through August 1997                 6,000                        N/A            (2,500)                   5,333
9 months through September 1997              7,500                       0.20            (1,500)                   6,000
10 months through October 1997              10,500                       0.50              (500)                   6,666
11 months through November 1997             12,500                       0.60                -0-                   7,333
12 months through December 1997             13,500                       0.70                -0-                   8,000
12 months through January 1998              14,500                       0.80               500                    8,000
12 months through February 1998             14,500                       0.90             1,000                    8,000
12 months through March 1998                15,500                       1.00             1,500                    8,000
12 months through April 1998                16,500                       1.10             2,000                    8,000
12 months through May 1998                  17,500                       1.10             2,500                    8,000
12 months through June 1998                 18,000                       1.10             2,500                    8,000
12 months through July 1998                 18,500                       1.10             2,500                    8,000
12 months through August 1998               19,500                       1.10             2,500                    8,000
12 months through September 1998            20,500                       1.10             2,500                    8,000
12 months through October 1998              21,000                       1.10             2,500                    8,000
12 months through November 1998             21,000                       1.10             2,500                    8,000
12 months through December 1998             21,000                       1.10             2,500                    8,000
Each 12 month period thereafter             21,000                       1.10             2,500                    8,000

-------------
* In Thousands of Dollars